                                                                    EXHIBIT 10.8





                       ----------------------------------

                            100 North Riverside Plaza

                                Chicago, Illinois


                                  OFFICE LEASE


                                     Between


                       ONE HUNDRED NORTH RIVERSIDE, INC.,
                                    LANDLORD,

                                       And

                             UNIVERSAL ACCESS, INC.
                                     TENANT

                             DATED: October 30, 1998

                                   ----------

                                TABLE OF CONTENTS



                                                                        PAGE
        1.     LEASE OF PREMISES                                           2

        2.     TERM                                                        2

        3.     RENT                                                        2

        4.     ADDITIONAL RENT                                             3

        5.     USE OF PREMISES                                             7

        6.     SERVICES                                                    8

        7.     TENANTS OBLIGATIONS                                        10

        8.     CONDITION AND CARE OF PREMISES                             10

        9.     TELEPHONE, ELECTRIC AND OTHER SERVICES                     11

        10.    QUIET ENJOYMENT                                            11

        11.    LEASE TERMINATION                                          11

        12.    RULES AND REGULATIONS                                      12

        13.    RIGHTS RESERVED TO LANDLORD                                12

        14.    ALTERATIONS                                                14

        15.    ASSIGNMENT AND SUBLETTING                                  15

        16.    WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT              17

        17.    DAMAGE OR DESTRUCTION BY CASUALTY                          17

        18.    EMINENT DOMAIN                                             18

        19.    SPRINKLERS                                                 19

        20.    DEFAULT; LANDLORD'S RIGHTS AND REMEDIES                    19

        21.    SUBORDINATION                                              21

        22.    MORTGAGEE AND GROUND LESSOR PROTECTION                      22

        23.    DEFAULT UNDER OTHER LEASES                                  22

        24.    INSURANCE                                                   23

        25.    NONWAIVER                                                   23

        26.    ESTOPPEL CERTIFICATE                                        23

        27.    Intentionally omitted                                       24

        28.    REAL ESTATE BROKERS                                         24

        29.    NOTICES                                                     24

        30.    MISCELLANEOUS                                               24

        31.    DELIVERY OF POSSESSION                                      26

        32.    LANDLORD                                                    26

        33.    TITLE AND COVENANT AGAINST LIENS                            26

        34.    SECURITY DEPOSIT                                            26

        35.    EXCULPATORY PROVISIONS                                      27

EXHIBIT A      Preliminary Plan
EXHIBIT B      Legal Description
EXHIBIT C      100 North Riverside Plaza Cleaning Specifications
EXHIBIT D      Workletter
EXHIBIT E      Rules and Regulation

                                      LEASE

                                       FOR

                            100 NORTH RIVERSIDE PLAZA

                                CHICAGO, ILLINOIS

        THIS LEASE is made and entered into as of the 30th day of October, 1998, by and between ONE HUNDRED NORTH RIVERSIDE, INC., a Delaware corporation ("Landlord"), and UNIVERSAL ACCESS, INC., an Illinois corporation ("Tenant"). Landlord and Tenant hereby agree as follows:

         1. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the office space outlined by a red or heavy line on the plan attached hereto as Exhibit A (the "Premises") located on the twenty-second (22nd) floor (Suite 2200) of the twenty-three (23) floor office tower portion ("Tower") of the office building (the "Building") on the land commonly known as 100 North Riverside Plaza, Chicago, Illinois, and more particularly described on Exhibit B attached hereto (the "Land"), subject to the covenants, terms, provisions and conditions of this Lease. In addition to the Tower, the Building also contains the following areas (collectively, the "Pedestal"): (i) six (6) floors to be occupied by Illinois Bell Telephone Company, (ii) street level public areas, including, without limitation, a two
(2) story lobby for the Tower and a separate lobby for Illinois Bell Telephone Company, and (iii) a four (4) level parking facility. The Building and said land, together with the improvements now or hereafter located upon said land are hereinafter collectively referred to as the "Property."

         2. TERM. This Lease is for the term commencing on December 1, 1998 (the "Commencement Date") and ending on December 31, 2000 (the "Term"), both dates inclusive, unless sooner terminated as hereinafter provided.

         3. RENT. All payments due from Tenant hereunder shall be made to Landlord's building manager, OREE MANAGEMENT INC., at the Office of the Building, or to such other persons or at such other places as Landlord may direct from time to time by written notice to Tenant, in coin or currency which at the time of payment is legal tender for the payment of public and private debts in the United States of America. Tenant agrees to pay the aggregate of the following, all of which are hereby declared to be "Rent":

            A. Base rent (the "Base Rent") payable in the amount of six thousand two hundred seventy-nine (6,279) square feet times $6.50 per square foot per annum for the first twelve (12) months of the Lease Term, thereafter escalating at the beginning of each successive twelve (12) month period in accordance with the Base Rent Table below. Base Rent amounts due during the term are set forth in the Base Rent Table below:

                                 BASE RENT TABLE


Lease Month    Base Annual Rent     Base Monthly Rent    Base Rent per Square Foot
-----------    ----------------     -----------------    -------------------------
1-12           $40,813.50           $3,401.13            $6.50

13-24          $43,953.00           $3,662.75            $7.00

25-26          NA                   $3,924.38            $7.50

        Base Rent shall be payable in monthly installments in the amounts set forth in the Base Rent Table in advance promptly on the first day of each and every calendar month during the Term without demand and without any set-off or deduction whatsoever.

            B. Additional Rent (hereinafter defined), including, without limitation, all estimated monthly installments of the Expense Adjustment Amount;

            C. All other sums payable by Tenant to Landlord pursuant to this Lease; and

            D. Interest at the "Default Rate" which shall accrue beginning on the date each payment of Rent is due until such unpaid Rent is paid. The phrase "Default Rate" means as of any time the lower of (i) the highest lawful rate of interest or (ii) an annual rate of interest equal to the sum of three percent (3%) plus the "Corporate Base Rate" as of such time. The term "Corporate Base Rate" means that rate of interest announced by NBD/First National Bank of Chicago ("First") from time to time as its "Corporate Base Rate" of interest, changing automatically and simultaneously with each change in the Corporate Base Rate made by First from time to time. Any publication issued or published by First from time to time or a certificate signed by an officer of First stating its Corporate Base Rate as of a date shall be conclusive evidence of the Corporate Base Rate on that date.

            Base Rent for the month in which the Term commences shall be paid by Tenant concurrently with the execution of this Lease. Tenant's covenant to pay Rent is independent of every other covenant set forth in this Lease.

            Landlord may authorize Tenant to take possession of all or any part of the Premises prior to the beginning of the Term. If Tenant does take possession pursuant to authority so given, all of the covenants and conditions of this Lease shall apply to and shall control such pre-Term occupancy. Rent for such pre-Term occupancy shall be paid upon occupancy and on the first day of each calendar month thereafter at the rate set forth in Paragraphs A and B of
Section 3 hereof. If the Premises are occupied for a fractional month, Rent shall be prorated on a per diem basis for such fractional month. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease.

         4. ADDITIONAL RENT. In addition to paying the Base Rent specified in Paragraph A of Section 3 hereof, Tenant shall pay, as "Additional Rent," the amounts determined pursuant to Paragraph B of this Section 4. Without limitation of other obligations of Tenant which shall survive the expiration of the

Term, the obligations of Tenant to pay the Additional Rent provided in this
Section 4 shall survive the expiration of the Term.

            A. Definitions. For purposes of this Section 4, each of the following terms shall have the meaning hereinafter set forth:

               (i) "Lease Year" means that period of time from the Commencement Date of the Term (or such earlier date as Tenant takes possession of the Premises as hereinafter provided) through the next succeeding December 31 and each calendar year thereafter.

               (ii) "Rentable Area of the Building" shall be deemed to be 758,506 square feet. If, during the Term of this Lease, the actual Rentable Area of the Building is remeasured or increased or decreased as a result of adding office space to the Building or removing office space from the Building, Landlord may change the Rentable Area of the Building and Tenant's Building Share by written notice to Tenant.

               (iii) "Rentable Area of Premises" shall be deemed to be 6,279 square feet.

               (iv) "Rentable Area of the Tower" shall be deemed to be 482,639 square feet. If, during the term of this Lease, the actual Rentable Area of the Tower is remeasured or increased or decreased as a result of adding office space to the Tower or removing office space from the Tower, Landlord may change the Rentable Area of the Tower and Tenant's Tower Share by written notice to Tenant.

               (v) "Tenant's Building Share" means eighty-six one hundredths percent (.86%), which is the percentage obtained by dividing the Rentable Area of the Premises by Ninety-Six and 7/10 Percent (96.7%) of the Rentable Area of the Building.

               (vi) "Tenant's Tower Share" means one point thirty-seven one hundredths percent (1.37%) which is the percentage obtained by dividing the Rentable Area of the Premises by Ninety-Five Percent (95%) of the Rentable Area of the Tower.

               (vii) "Operating Expenses" means Taxes (as hereinafter defined) and all costs, expenses, disbursements of every kind, nature or description (including, but not limited to, a reasonable management fee) which Landlord or its beneficiaries shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, repair and replacement of the Property and the Building, and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including off-site expenses except the following:

                      (a) Costs of alternations of any premises in the Building for tenants of the Building;

                      (b) Costs of capital improvements to the Property, except that Operating Expenses shall include the cost during the Term, as reasonably amortized by Landlord with interest on the unamortized amount, at a rate equal to Landlord's then applicable borrowing rate as determined in good faith by Landlord, of (1) any capital improvement completed after the date of substantial completion of the core and shell of the Building ("Completion of the Building") which reduces any component cost included within Operating Expenses, and (2) any capital improvements made to keep the Property in compliance with applicable governmental laws, ordinances, rules and regulations;

                      (c) Interest and principal payments on mortgages and other debt costs and depreciation, except that Operating Expenses shall include depreciation, interest and debt costs with respect to machinery, equipment, systems, property or facilities first installed in or used in connection with the Property after Completion of the Building, if one of the principal purposes of such installation or use was to reduce other items of Operating Expense;

                      (d) Ground rental payments;

                      (e) Leasing commissions or fees;

                      (f) Costs incurred by Landlord as a result of any violation of law committed by Landlord or any breach of contract committed by Landlord;

                      (g) Landlord's marketing expenses; and

                      (h) Costs incurred by Landlord to enforce Landlord's rights under leases of space in the building (including attorney fees), unless such enforcement action is for the benefit of other tenants of the Building.

         If the Building is not fully occupied during all or any portion of any calendar year, then, at Landlord's election, those items of Operating Expenses for such year that vary depending on the level of occupancy in the Building shall be adjusted to an amount that Landlord in good faith determines is the amount they would have been for such calendar year had the Building been completed and fully occupied throughout the entire year.

         "Operating Expenses" for a Lease Year or period shall mean those Operating Expenses reasonably allocable to such Lease Year or period as determined by Landlord in the reasonable exercise of its discretion without regard to when such Operating Expenses are incurred or paid

               (viii) "Building Operating Expenses" means Operating Expenses less Tower Operating Expenses.

               (ix) "Tower Operating Expenses" means all Operating Expenses incurred by Landlord in providing to the Tower heating, ventilation and air-cooling, passenger and freight elevator service, janitor services, garbage removal and building supplies.

               (x) "Tenant's Share of Operating Expenses" means the sum of (a) Tenant's Building Share of Building Operating Expenses plus (b) Tenant's Tower Share of Tower Operating Expenses.

               (xi) "Taxes" means all federal, state and local governmental taxes, assessments and charges (including transit, transit district or special district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its beneficiaries shall pay or become obligated to pay because of or in connection with ownership, leasing, management, construction, development, control or operation of the Property or any part thereof or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including, without limitation, all ad valorem taxes and lease taxes, if any. The amount included in Taxes for any Lease Year or other annual period shall be the amount due and payable during that Lease Year or period without regard to which year such tax is attributable (e.g., the taxes includable in Taxes for 1998 shall be the tax designated as 1997 taxes, because they are due and payable in 1998), except that if any special assessment payable in installments is levied against the Property, Taxes for any Lease Year or annual period shall include only the installments of such assessments and any interest thereon payable in such year or period (all without regard to any right to pay or payment of any such special assessment in a lump sum or single payment). If the tax bills for a Lease Year are not available at the time any payment is required hereunder on account of Operating Expenses for such Lease Year, the amount of such taxes may be estimated by Landlord. In determining the amount of Taxes for any Lease Year, there shall be deducted the amount of any refund of taxes received by Landlord during such Lease Year, but only to the extent such refund relates to Taxes for a period within the Term. Taxes shall not include any federal or state franchise, capital stock, inheritance, income or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution of any such taxes for any Taxes as hereinabove defined, such substituted taxes shall (to the extent of the substitution) be included in Taxes. Taxes include legal fees, court costs and expenses for the contest of or protest of any Taxes or for seeking or obtaining any refund or reduction of Taxes.

         B. Expense Adjustment.

            (i) Tenant shall pay as Additional Rent an amount (the "Expense Adjustment Amount") equal to Tenant's Share of Operating Expenses for each Lease Year, except that the Expense Adjustment Amount for any Lease Year that is not a complete twelve month year shall be prorated on a daily basis.

            (ii) On or about the commencement of each Lease Year, Landlord shall notify Tenant of Landlord's estimate of the Expense Adjustment Amount for such Lease Year and Tenant shall pay such amount in equal monthly installments on the first day of each calendar month during such Lease Year. If at one or more times during any such Lease Year Landlord revises its estimate of the Expense Adjustment Amount for such Lease Year, Landlord may notify Tenant of such revised estimate and of the increase or decrease in such monthly payments thereafter payable during such Lease Year necessary to cause the total monthly payments during such Lease Year to equal Landlord's then current estimate of the Expense Adjustment Amount for such Lease Year, and Tenant shall thereafter pay such revised monthly payment amount on the first day of each calendar month thereafter during such Lease Year. Each such estimate provided by Landlord shall show separately the amount thereof allocable to Taxes and the amount thereof allocable to Operating Expenses other than Taxes.

            (iii) Following the close of each Lease Year, Landlord shall furnish to Tenant a statement setting forth the actual Expense Adjustment Amount for such Lease Year (exclusive of Taxes) and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess, if any, of such actual Expense Adjustment Amount (exclusive of Taxes) for such Lease Year as shown in said statement over the amount of the payments theretofore made by Tenant with respect to the

Expense Adjustment Amount (exclusive of Taxes) for such Lease Year based upon Landlord's estimates.

            (iv) After Landlord receives the relevant tax bills for each Lease Year, Landlord shall also furnish to Tenant a statement setting forth the actual amount of Taxes for such Lease Year and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess, if any, of such actual amount of Taxes for such Lease Year as shown in said statement over the amount of the payments theretofore made by Tenant with respect to Taxes for such Lease Year based upon Landlord's estimates.

            (v) If the total estimated monthly payments paid by Tenant for any Lease Year exceeds the actual Expense Adjustment Amount for such Lease Year, such excess shall be credited against payments due or next becoming due hereunder. Tenant or its representative shall have the right to examine Landlord's books and records relative to Operating Expenses during normal business hours at any time within ten (10) business days following the furnishing by Landlord to Tenant of such statement. Unless Tenant shall, by notice to Landlord, take exception to any item in such statement within twenty
(20) business days after the furnishing of said statement, said statement shall be final and binding upon Tenant. Any amount due to Landlord as shown in said statement, whether or not written exception is taken hereto, shall be paid by Tenant within thirty (30) days after Landlord shall have submitted the notice, without prejudice to any such written exception. If Tenant timely gives notice of such exception, a statement as to the proper amount of Additional Rent shall be given by Landlord's independent certified public accountant which shall be final and conclusive. Tenant agrees to pay the cost of such statement unless it is determined Landlord's original determination of actual (as distinguished from estimated) Operating Expenses was in error by more than five percent (5%) of said actual Operating Expenses.

         5. USE OF PREMISES. Tenant shall use and occupy the Premises for general office purposes, and for no other use or purpose. Tenant shall not use or occupy the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which (i) is unlawful or in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) may be dangerous to persons or property; (iii) may invalidate or increase the amount of premiums for any policy of insurance affecting the Property, and if any additional amounts of Insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand; or (iv) may create a nuisance, disturb any other tenant of the Building or injure the reputation of the Building.

        Tenant shall not exhibit, sell or offer for sale, use, rent or exchange in or from the Premises or on the Property any article, thing or service except those ordinarily embraced within the use of the Premises specified herein without the prior written consent of Landlord. Tenant shall report all peddlers, solicitors and beggars promptly to the Office of the Building or as Landlord otherwise requests.

        Tenant shall not install or operate any refrigerating (except small refrigerators), heating (except microwave ovens) or air-cooling apparatus or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes or for any immoral or illegal purposes; permit preparation or warming of food in the Premises (warning of coffee and individual lunches of employees or other microwave warming excepted); permit food to be brought into the Premises for sale or consumption therein, except coffee and individual lunches of employees, without the prior written consent of Landlord; or permit the manufacture, sale, purchase or use of any spirituous, fermented, intoxicating or alcoholic liquors in the Premises or on the Property. Landlord may in its sole discretion refuse such permission or impose any conditions in granting it, and revoke it at will.

        Tenant shall comply with all laws, governmental standards and regulations applicable to Tenant or to the Premises in respect of occupational health and safety, hazardous waste and substances and environmental matters. Tenant shall promptly notify Landlord of its receipt of any notice of a violation of any such law, standard or regulation. Tenant hereby agrees to indemnify and hold Landlord harmless from all loss, cost, damage and expense incurred by Landlord on account of Tenant's failure to perform the obligations of this paragraph.

         6. SERVICES. So long as Tenant is not in default, Landlord shall furnish the following services, the cost of which shall all be deemed Operating Expenses (except to the extent to be paid entirely by Tenant, as hereinafter provided):

            A. Heat and Air-Cooling. Landlord shall furnish air-cooling and heat when necessary to provide a temperature condition required, in Landlord's judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 p.m., Sundays and Holidays (as defined on Schedule I attached hereto) excepted. Tenant will be charged for all heating and cooling requested and furnished before or after these hours at rates from time to time established by Landlord (currently $85.00 per hour). Wherever heat generating machines or equipment are used by Tenant in the Premises, which affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to provide and install supplementary air conditioning units in the Premises, and the cost of providing, installing, operating and maintaining such units shall be paid by Tenant as Additional Rent within ten (10) days after Landlord's demand. Landlord's agreements hereunder are subject to governmental restrictions on energy use.

            B. Water. Landlord shall furnish cold water in common with other tenants from City of Chicago mains for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant in the Premises with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord as Additional Rent for the cost of water furnished for any other purpose at rates fixed by Landlord. Tenant shall not waste or permit the waste of water.

            C. Window Washing. Landlord shall furnish window washing of all windows in the Premises, both inside and out, weather permitting, semi-annually.

            D. Janitor Service. Landlord shall furnish janitor and cleaning service in accordance with the specifications attached hereto as Exhibit C in and about the Premises, Saturdays, Sundays and holidays excepted. Tenant shall not provide any janitor services or cleaning without the Landlord's prior written consent and then only subject to supervision of Landlord (but not as agent or servant of Landlord) and at Tenant's sole responsibility, cost and expense, and by a janitor or cleaning contractor or employees at all times satisfactory to Landlord.

            E. Elevator Service. Landlord shall furnish passenger elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 6:00 P.M. (Saturdays from 8:00 A.M. to 1:00 P.M.), Sundays and holidays excepted, and freight elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 12:00 P.M. and from 1:00 P.M. to 4:00 P.M.; Saturdays, Sundays and holidays excepted. Any use of the freight elevator service by Tenant and contractors and employees of Tenant shall be at Tenant's sole responsibility and expense. Such normal elevator service, passenger or freight, if furnished at other times shall be optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service at all times such normal passenger service is not furnished. Operator-less automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

            F. Extra or Additional Services. Landlord shall not be obligated to furnish any services other than those services specified in Sections A through E of this Section 6 or to furnish such services at times other than as specified in such Sections. Landlord shall provide such extra or additional services as is reasonably possible for the Landlord to provide, and as the Tenant may from time to time request, within a reasonable period after the time such extra or additional services are requested. Tenant shall, for such extra or additional services, pay one hundred twenty percent (120%) of Landlord's actual cost reasonably incurred in providing them, except that after-hours heating and air-cooling shall be at Landlord's scheduled rate charges for such services, all such amounts to be considered Additional Rent hereunder. All charges for such extra or additional services shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service.

            G. Landlord's Right to Discontinue Services. Failure by Tenant to promptly pay Landlord's proper charges for water, or other services shall give Landlord, upon not less than the thirty (30) days' notice, the right to discontinue furnishing the services, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this Lease.

            H. Interruption of Services. Except for the limited abatement of rent upon a fire or casualty as provided in Section 17 hereof, Tenant agrees that Landlord and its beneficiaries and their agents shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service or failure to perform or delay in performing any other obligation required to be performed by Landlord under this Lease or by operation of law, when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act of default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord. No such failures or delays shall be deemed an eviction or disturbance of the Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

        Notwithstanding the foregoing, the Rent otherwise payable under this Lease shall abate in the manner described below in the last sentence of this paragraph if all of the following conditions are met: (1) Landlord ceases to furnish any service in the Building as a result of Landlord's gross negligence or willful misbehavior, (2) the Premises is rendered untenantable and Tenant in fact ceases to use such space as a result of such cessation and (3) Tenant notifies Landlord in writing within one (1) business day after such cessation. As Tenant's sole and exclusive remedy for such cessation, on the fifth day after all of the foregoing conditions have been met, the Rent payable hereunder shall be equitably abated based upon the percentage of the space in the Premises so rendered untenantable and not being so used by Tenant, and such abatement shall continue until the date the Premises become fully tenantable again.

         Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building. Landlord, throughout the Term of this Lease, shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord's mechanical installations.

         7. TENANT'S OBLIGATIONS.

            A. Repairs. Except for ordinary wear and as otherwise provided in this Lease, Tenant shall at all times during the Term hereof, at its sole expense, keep the Premises and every part thereof in good order, repair and condition, and Tenant shall arrange with Landlord at Tenant's sole expense for the prompt repair of all damages to the Premises and the replacement or repair of all damages or broken glass, fixtures and appurtenances (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal or superior in quality and class to the original materials damaged or broken, all repairs and replacements to be made under the supervision and with the prior written approval of Landlord, using contractors or persons designated by Landlord. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and the amount paid by Landlord for such repairs and replacements shall be deemed Additional Rent reserved under this Lease due and payable forthwith. Landlord and its designees may, but shall not be required to, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, preservation or improvement of the Building, or as Landlord may be required to do by any governmental authority or court order or decree. The cost of all repairs to the Property made necessary as a result of misuse or neglect by Tenant or Tenant's employees, invitees or agents shall be immediately paid as Additional Rent by Tenant to Landlord upon being billed for same.

            B. Holding Over. Tenant shall pay to Landlord for each day Tenant retains possession of the Premises or any part thereof after the expiration of the Term, by lapse of time or otherwise, the greater of the following (i) one hundred fifty percent (150%) of the amount of the Rent, including Additional Rent, then required by the terms hereof for the last monthly period prior to the date of such termination, or (ii) one hundred fifty percent (150%) of the then Fair Market Rent (as defined below) for the Premises, and also pay all damages, consequential or direct, sustained by Landlord by reason of such retention, or, if Landlord gives notice in writing to Tenant of Landlord's election thereof (and not otherwise), such holding over, to the extent it exceeds sixty (60) days in length shall constitute a renewal of this Lease for one (1) year at the greater of (i) the annual rate in effect for the last year of the Term of this Lease, or (ii) the then Fair Market Rent, but acceptance by Landlord of Rent after such termination shall not, except in the case of Landlord's written notification of its election to treat such holding over as a renewal of this Lease for one (1) year, constitute a renewal nor waive of Landlord's right of re-entry or any other right of Landlord. As used herein, the term "Fair Market Rent" shall mean the product of (a) the fair net rental per annum (net of taxes and all operating expenses) per rentable square foot for comparable space for a term of not less than ten (10) years, for fully creditworthy tenants, and by reference to comparable first class space in the Building, primarily, and in other buildings in the vicinity of the Building and comparable to it in age and quality, secondarily, but excluding those leases where the tenant has an equity interest in the property, multiplied by (b) the Rentable Area of the Premises, for a period commencing when the fair net rental being determined would first be payable assuming no rent abatements of any kind.

            C. Laws and Regulations. With respect to the Premises and the use and occupancy thereof, Tenant agrees that it and its employees, agents, clients, customers, invitees, visitors and guests will comply with all laws, ordinances, orders and regulations, and all decrees of court and with the directions of any governmental department or agency.

         8. CONDITION AND CARE OF PREMISES. Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or portion thereof, were then in good order, repair and satisfactory condition (except for items of damage caused by Tenant or its agents, independent contractors or suppliers for which Tenant shall be solely responsible) and except for certain specified enumerated minor finishing items and adjustments set forth in a written statement (Punch List) executed by Landlord and Tenant as provided in the Work Letter attached hereto as Exhibit D. Except as may be set forth in Exhibit D, no promise of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or the Property or any part of either has been made, and no representation respecting the condition of the Premises, the Building or the Property, has been made to Tenant by or on behalf of Landlord. This Lease does not grant any rights to light or air over or about the Property.

         9. TELEPHONE, ELECTRIC AND OTHER SERVICES.

            A. Charges and Maintenance. Tenant shall make arrangements directly with the telephone company and the electric company servicing the Building for such telephone service and electric service in the Premises as may be desired by Tenant. Tenant shall pay the entire cost of all telephone charges, electricity consumed within the Premises, maintenance of light fixtures and replacement of lamps, bulbs, tubes, ballasts and starters. Landlord agrees its charges for replacement of lamps, bulbs, tubes, ballasts and starters shall be reasonable in light of Landlord's costs associated therewith.

            B. Tenant's Obligations. Tenant covenants and agrees that Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing wiring or equipment or feeders to the Building when reviewed in conjunction with electrical usage of other Tenants in the Building or the Premises; and also that it shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance.

         10. OUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its part to be kept, observed and performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease, subject to the provisions of this Lease.

         11. LEASE TERMINATION. At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without terminating this Lease:

             A. Surrender of Keys. Tenant shall surrender all keys to the Premises to Landlord and make known to the Landlord the combination of all locks of vaults then remaining in the Premises.

             B. Return of Premises. Tenant shall return to Landlord the Premises and all equipment and fixtures of Landlord, and all flooring, attached carpeting and other floor covering in the Premises to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, damage resulting from the negligent act of Landlord or its employees and agents, and alterations made with Landlord's consent excepted, failing which Landlord may reenter the Premises and restore the Premises, equipment and fixtures to such condition and state of repair and Tenant shall, upon demand, pay the cost thereof to Landlord.

             C. Removal of Additions. All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord (each individually an "Alteration"), shall be Landlord's property and shall be relinquished to Landlord in good condition, ordinary wear and tear excepted, at the termination of this Lease or Tenant's right to possession by lapse of time or otherwise, all without compensation, allowance or credit to Tenant; provided, however, Landlord hereby agrees that if Tenant affirmatively requests in writing, prior to the installation of any Alteration, that Landlord specify whether it will require the removal of the Alteration upon the termination or earlier termination of this Lease, Landlord shall so specify. If Landlord fails to specify any such statement, Landlord shall be deemed to have not required the removal of the Alteration upon the termination or earlier expiration of this Lease and the Alteration shall become Landlord's property at the termination of this Lease. As designated in such notice Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in or upon the Premises by Tenant and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall, upon demand, pay the cost of such removal and of any necessary restoration of the Premises.

             D. Property Presumed Abandoned. All fixtures, installations and personal property belonging to Tenant not removed from the Premises upon termination of this Lease or termination of Tenant's right to possession, and not required by Landlord to have been removed as provided in Paragraph C of this
Section 11 shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord under this Lease as by bill of sale, without any cost, whether by set-off, credit, allowance or otherwise, and Landlord may, at its option, accept the title to such property or, at Tenant's expense, may (i) remove the same or any part in any manner that Landlord shall choose; and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

             E. Survival of Tenant Obligations. All obligations of Tenant that are not fulfilled prior to the termination of this Lease shall survive the expiration of the Term or sooner termination of this Lease.

             12. RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord contained in Section 13 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the rules and regulations set forth in Exhibit E attached to this Lease and made a part hereof and such other rules and regulations as shall be reasonably adopted by Landlord pursuant to Paragraph L of Section 13 of this Lease.

        Any violation by Tenant of any of the rules and regulations contained in Exhibit E attached to this Lease or other Section of this Lease, or as may hereafter be adopted by Landlord pursuant to Paragraph L of Section 13 of this Lease, may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by Tenant of any of said rules and regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiaries shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, or by any other person. Landlord agrees not to administer any rules in an arbitrary manner.

         13. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice (except as specified below) and the exercise thereof shall not be deemed to effect an eviction or disturbance of Tenant's use or possession or give rise to or affect any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease:

             A. To change the name or street address of the Building.

             B. To install and maintain signs on the exterior and interior of the Building, and to prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by Tenant.

             C. To designate the character, shape, color, material and make of all window coverings and treatments on all outside windows in the Premises.

             D. To retain at all times, and to use in appropriate instances, pass keys to the Premises.

             E. To grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant by Section 5.

             F. To exhibit the Premises at reasonable hours, and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises.

             G. To have access for Landlord and other tenants or occupants of the Building to all mail chutes according to the rules of the United States Postal Service.

             H. To enter the Premises at reasonable hours for reasonable purposes, including inspection, exhibiting the Premises (upon reasonable prior notice to Tenant) to prospective tenants, lenders, purchasers or others, supplying janitor service or other service to be provided to Tenant hereunder, or for other reasonable purposes.

             I. To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to watchmen by registration or otherwise, and to establish their right to enter or leave in accordance with the provisions of Exhibit E attached to this Lease. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord.

             J. To control and prevent access to common areas and other non-general public areas pursuant to Exhibit E attached to this Lease.

             K. Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Property, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise, and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligation under this Lease, Landlord may at its option make any repairs, alterations, improvements and additions in and about the Property and the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.

             L. From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit E attached to this Lease, for the protection and welfare of the Property and its tenants and occupants, as the Landlord may determine, and Tenant agrees to abide by all such rules and regulations.

             M. To approve the weight, size and location of safes, computers, all other heavy articles in and about the Premises and the Property and to require all such items and other office furniture and equipment to be moved in and out of the Property and Premises only at such time and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility.

             N. To close the Building at 6:00 p.m. or at such other reasonable time as Landlord may determine, subject, however, to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord.

             O. To prohibit the placing of vending or dispensing machines of any kind in or about the Premises.

             P. To require Tenant to move to equivalent space with equivalent views and equal or greater square footage on another floor in the Building upon receipt of sixty (60) days' written notice from Landlord, in which event Landlord shall pay all moving costs (including costs of new stationery), and the Rent provided for herein shall remain the same.

             Q. To exercise all other rights reserved to or by Landlord in this Lease.

         14. ALTERATIONS.

             A. Restrictions. Without Landlord's prior written consent, Tenant shall not make or caused to be made any exterior, structural, electrical, ventilation, air conditioning or other types of alterations, any improvements, additions, changes or repairs in or to the Premises or the Building. As a condition to granting its consent, Landlord may impose reasonable requirements, including, without limitation, requirements as to the manner and time for the performance of any such work and the type and amount of insurance and bonds Tenant must acquire and maintain in connection therewith. In addition, at Landlord's option, Landlord shall have the right: to approve all plans and specifications relating to the work; to review the work of Tenant's architects and engineers and to control any construction or other activities being undertaken within the Building, with Landlord to be reimbursed for any costs incurred in connection with such review and/or control. All such alterations, improvements, additions, changes or repairs to the Premises shall be performed by Landlord or its designated contractors. Landlord, in connection with any alterations, additions, changes or repairs performed by Landlord or under its supervision, may assess upon Tenant a charge for Landlord's overhead costs and supervisory work, equal to ten percent (10%) of the Landlord's total costs of construction. Except as expressly provided herein, all alterations, improvements, additions, changes or repairs shall be paid for by Tenant at its sole expense, but shall become the property of Landlord and shall be surrendered with the Premises upon termination of this Lease; provided, however, that Landlord may, by written notice to Tenant as provided in Paragraph C of Section 11 of this Lease, require Tenant, at Tenant's sole cost and expense, to remove any or all improvements, alterations, additions or fixtures installed or made by Tenant on or to the Premises and to repair any damages to the Premises caused by such removal.

             B. Compliance with Laws. All work in connection with any alterations' improvements, changes, additions or repairs in the Premises or the Building made by or for the benefit of Tenant, shall be performed in full compliance with all laws, ordinances, regulations, rules and requirements of all governmental entities having jurisdiction and in full compliance with all insurance rules, orders, directions, regulations and requirements.

             C. Security. Before work is commenced as provided in this Section 14, Tenant shall give Landlord at least fifteen (15) days' written notice. Tenant shall secure, at Tenant's own cost, a completion and lien indemnity bond or other form of security, satisfactory to Landlord, for said work, and during the progress of the work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Any mechanic's liens for work claimed to have been performed for, or materials claimed to have been furnished to, Landlord or Tenant shall be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing of such lien, at Tenant's sole expense. Tenant agrees to indemnify, hold harmless and defend Landlord from any loss, cost, damage or expense, including attorneys' fees, arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Tenant's request or on Tenant's behalf.

             15. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises, or any part thereof for any purpose not provided for under Section 5 of this Lease or by anyone other than the Tenant, and Tenant's employees. Landlord has the absolute right to withhold its consent without giving any reason whatsoever, except as herein expressly provided to the contrary. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

        Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice) to assign or transfer its interest as Tenant under this Lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice, to terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's said notice shall state the name and address of the proposed subtenant or assignee and a true and complete copy of the proposed sublease or assignment and all related documents shall be delivered to Landlord with said notice. If Tenant's notice shall cover all of the space hereby demised, and if Landlord shall give the aforesaid termination notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent and the Tenant's Share of Operating Expenses shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of square feet of rentable area in the entire Premises, and this Lease, as so amended, shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's said notice with respect to any such space, shall not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment or subletting the space covered by its notice; provided, however, that in addition to other circumstances under which Landlord's consent may be withheld, Tenant agrees that the withholding by Landlord of its consent to Tenant's assignment or subletting the space covered by its notice will not be deemed "unreasonable" if (i) the proposed assignee or subtenant is disreputable, non-creditworthy or otherwise not in keeping with the nature or class of tenants in the Building, or (ii) the use of the Premises by the proposed assignee or subtenant would, in Landlord's judgment, significantly increase the pedestrian traffic in and out of the Building or would require Landlord to perform any alterations to the Building to comply with applicable building code requirements. If this Lease is terminated in whole or in part as aforesaid, Landlord shall be free to deal directly with any such proposed assignee or sublessee without any responsibility or liability to Tenant on account thereof.

        If Tenant, having first obtained Landlord's consent in accordance with the foregoing provision of this Section, shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other monetary consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord, as Additional Rent (i) on the first day of each month during the term of any sublease, if and to the extent received from subtenant or assignee, one-half (1/2) of the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, the excess of all rent and other considerations due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this lease for said month which is allocable on a square footage basis to the space sublet) and (ii) immediately upon receipt thereof, one-half (1/2) of any other profit or gain realized by Tenant from such assignment or subletting; it being agreed, however, that Tenant shall be responsible to Landlord for any deficiency hereunder if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein.

        Notwithstanding anything to the contrary in this Section 15, if Tenant at any time during the Term of this Lease is a corporation whose shares of stock are not publicly traded or a partnership and if during the Term of this Lease, the ownership of the shares of stock which constitute control of Tenant, or more than fifty percent (50%) of all general partnership interests of Tenant, changes other than by reason of gift or death, Tenant shall notify Landlord of such change within five (5) days thereof, and Landlord, at its option may at any time thereafter terminate this Lease by giving Tenant at least sixty (60) days' prior written notice of said termination. The term "control" as used herein means the power to directly or indirectly direct, or cause the direction of, the management or policies of the Tenant. A change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the stock outstanding as of the date of the execution of this Lease by Tenant shall not be considered a change of control.

        Notwithstanding anything herein contained to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

        Consent by Landlord to any assignment, subletting, use or occupancy, or transfer shall not operate to relieve, release or discharge Tenant of or from any liability, whether past, present or future, under the Lease, and Tenant shall continue fully liable hereunder except to the extent, if any, expressly provided for in such consent. Nor shall consent by Landlord in any one instance be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy. The subtenant or subtenants or assignees shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant and assignee. Tenant shall pay all of Landlord's costs, charges and expenses, including reasonable attorneys' fees incurred in connection with any assignment or sublease requested or made by Tenant.

         16. WAIVER OF CERTAIN CLAIMS: INDEMNITY BY TENANT. Except with respect to matters which result from the negligence of Landlord and its beneficiaries, and their employees and agents, Tenant releases Landlord and its beneficiaries, and their respective officers, directors, agents, servants and employees, in respect of and they shall not be liable for injury to person or damage to property sustained by the Tenant or by any occupant of the Premises or the Property, or by any other person, occurring in or about the Property resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Property or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Property, or from any occurrence, act, negligence or omission of any tenant or other occupant of the Property or any part thereof or of any other person. This Section 16 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply equally whether any such damage results from the act or omission of other tenants, occupants or servants of the Property or of any other person and whether such damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. If any damage to the Premises or the Property or any equipment or an appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Property, or to the tenants thereof, results from any act or omission or negligence of Tenant, its employees, agents or invitees, Tenant shall be liable therefor and Landlord may at its option repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages. All personal property belonging to its agents, employees or invitees, or to Tenant or to any occupant of the Premises, shall be there at the risk of the Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof.

        Except with respect to matters which result from the negligence of Landlord and its beneficiaries and their employees and agents, Tenant agrees to protect, defend and hold Landlord and its beneficiaries, and their agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or about the Premises arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of the Tenant, its agents or employees or invitees.

         17. DAMAGE OR DESTRUCTION BY CASUALTY. If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the Premises with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustment and delays caused by matters beyond Landlord's control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said one hundred eighty (180) days, so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

         Notwithstanding anything to the contrary herein set forth, (i) Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of the alterations, additions or improvements made by or for Tenant in the Premises or the decoration thereto (except those provided for in the Work Letter attached hereto as Exhibit D) or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section 17 if the damage or destruction was caused by the act or neglect of Tenant, its agents or employees.

        In the event any such fire or casualty damage not caused by the act or neglect of Tenant, its agents or employees, renders the Premises untenantable and Tenant is not occupying the Premises, and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 17 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord tenders the Premises to Tenant as being ready for occupancy. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises not ready for occupancy from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this
Section 17, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

         18. EMINENT DOMAIN. If all or a substantial part of the Building, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which would, in Landlord's opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice. In either of the events above referred to, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of termination, and the Tenant shall have no right to share in the condemnation award, whether for a partial or total taking, for loss of Tenant's leasehold or improvements, or in any judgment or award.

         19. SPRINKLERS. If the "sprinkler system" installed on the Property or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the Board of Fire Underwriters or Fire Insurance Exchange or any bureau, department or official of the state or city government requires additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

         20. DEFAULT: LANDLORD'S RIGHTS AND REMEDIES. All rights and remedies of Landlord provided for in this Lease shall be cumulative and none shall exclude any other right or remedy allowed by law or equity.

             A. Default and Remedies. If (i) default shall be made in the prompt payment of Rent or any installment thereof and such default shall continue for five (5) or more days after written notice to Tenant, or (ii) default shall be made in the payment of any sum required to be paid by Tenant under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days after written notice to Tenant, or (iii) default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for ten (10) business days after written notice to Tenant; provided, however, if such default is of the nature that cannot be cured within ten (10) business days and if Tenant commences to cure the default and diligently pursues such cure, Tenant shall have such time as is reasonably necessary to cure such default, not to exceed ninety (90) days, or (iv) a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or (v) the interest of Tenant in this Lease shall be levied or under execution or attached by process of law, or (vi) any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or (vii) any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days from the filing thereof, or (viii) a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within sixty (60) days from the date of his appointment, or (ix) Tenant shall make an assignment for the benefit of creditors, or (x) Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or (xi) Tenant shall abandon or vacate the Premises during the Term without paying Rent, then and in any such event Landlord if it so elects, with or without notice or demand, may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies (any of which may be pursued by Landlord in its own name or by and in the name of the beneficiaries of Landlord or the agent of such beneficiaries) in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

                       (a) Landlord may terminate this Lease and the Term created hereby, in which event all Rent provided to be paid by Tenant for the balance of the original Term shall immediately become due and payable and Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages (1) all of the Base Rent accrued and unpaid for the period up to and including such termination date, as well as Additional Rent payable by Tenant, (2) the unamortized cost of leasehold improvements, additions, alterations, leasing commissions, abatements, and other concessions, if any, paid for by Landlord pursuant to this Lease, (3) any other sums for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any provisions of this Lease which may be then due and owing and
        (4) a sum of money equal to the value of the Rent provided to be paid by Tenant for the balance of the original Term, less the rental value of the Premises for said period net of the costs and expenses of reletting ("Rental Value"), and plus any other sum of money and damages owed by Tenant to Landlord, all discounted to a net present value using an interest rate of five percent (5%). Should the Rental Value exceed the value of the Rent provided to be paid by Tenant for the balance of the original Term of the Lease, Landlord shall have no obligation to pay to Tenant the excess or any part hereof.

                       (b) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise as provided in Paragraph B of this Section 20, without terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term. Upon and after entry into possession without termination of this Lease, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for the account of Tenant, for such Rent, for such time, and upon such terms as shall be satisfactory to Landlord and Landlord shall not be required to accept any tenant offered by Tenant nor to observe any instructions given by Tenant at such reletting. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, alterations or additions in or to the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of its original Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the other expenses of such reletting and of the collection of the rent accruing therefrom to equal or exceed the Rent provided for in this Lease for the balance of its original Term, Tenant shall satisfy and pay such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 20 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount theretofore reduced to judgment in favor of Landlord.

             B. Tenant's Duties Upon Default. If Landlord exercises either the remedies provided for in subparagraphs (a) and (b) of the foregoing Paragraph A of this Section 20, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and take complete and peaceful possession of the Premises, with or without process of law, to expel or remove Tenant and any other occupants and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction, forcible entry and detainer, or conversion of property and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law. Tenant expressly waives the service of any demand for payment of Rent or for possession and the service of any notice of Landlord's election to terminate this Lease or to re-enter the Premises, including any and every form of demand and notice prescribed by statute or other law, and agrees that the breach of any covenant or provision of this Lease by Tenant, which breach shall continue beyond the period, if any, provided herein for the curing thereof, shall, of itself, without the service of any further notice or demand whatsoever, constitute a forcible detainer by Tenant of the Premises within the meaning of the statutes of the State of Illinois.

             C. Removal of Property. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law may be handled, removed or stored in a commercial warehouse or otherwise by the Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses incurred by Landlord in such removal and for storage charges against such property, so long as the same shall be, in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

             D. Costs and Expenses. The non-prevailing party in a majority of the counts in a judicial proceeding to enforce the Lease shall pay upon demand all costs, charges and expenses, including without limitation court costs and reasonable attorneys' fees, incurred in enforcing such party's obligations under this Lease or incurred by the prevailing party.

             E. Bankruptcy. In the event that Tenant shall file for protection under any Chapter of any state or federal bankruptcy or insolvency act now or hereafter in effect or a trustee-in-bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one is appointed, shall assume or reject this Lease within sixty (60) days thereafter.

             F. Landlord's Cure. If Tenant shall default in the observance of any term, covenant, or condition on its part to be performed under this Lease, and Tenant shall fail to remedy such default within the time periods provided in this Lease after Landlord shall send Tenant written notice of such default, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, then such sums paid or obligations incurred by Landlord shall be due and payable by Tenant to Landlord upon demand.

             G. Injunction. If Tenant violates any of the terms and provisions of this Lease, or defaults in any of its obligations hereunder, other than the payment of Rent or other sums payable hereunder, such violations may be restrained or such obligation enforced by injunction.

             H. [Intentionally deleted].

         21. SUBORDINATION. Landlord has heretofore and may hereafter from time to time execute and deliver a mortgage or trust deed in the nature of a mortgage, both referred to herein as the "Mortgage", against the Building and the Property, or any interest therein, and may lease or sell and lease back the Land. If requested by the mortgagee or trustee under any mortgage or the Lessor of any ground or underlying lease ("ground lessor"), Tenant will either (i) subordinate its interest in this Lease to said Mortgage and to any and all advances made thereunder and to the interest thereto, or to said ground or underlying lease, or to both, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (ii) make Tenant's interest in this Lease superior thereto. Tenant will promptly execute and deliver such agreement or agreements (including, without limitation a subordination, non-disturbance and attornment agreement) on a form as may be required by such mortgagee or trustee under any Mortgage or by such ground lessor. Tenant covenants it will not subordinate this Lease to any Mortgage without the prior written consent of the holder of any prior Mortgages and any ground lessor.

        It is further agreed that: (i) if any Mortgage shall be foreclosed or if any ground or underlying lease be terminated (a) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Property and such liability shall not continue or survive after further transfer of ownership; and (b) upon request of the mortgagee or trustee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the ground lessor, if any ground or underlying lease shall be terminated, Tenant will attorn as Tenant under this Lease to the ground lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (ii) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance of the mortgagee or trustee under any Mortgage and of any ground lessor.

        Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to promptly execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. Should any prospective mortgagee or ground lessor require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises, and the Term of this Lease) or a certification from the Tenant concerning the Lease in such form as may be required by a prospective mortgagee or ground lessor, Tenant agrees to promptly execute such short form of Lease or certificate and deliver the same to Landlord within ten (10) business days following the request therefor.

             22. MORTGAGEE AND GROUND LESSOR PROTECTION. Tenant agrees to give any holder of any Mortgage and any ground lessor (as such terms are defined in Section 21 hereof), by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of an Assignment of Rents and Leases, or otherwise) of the address of such Mortgage holder or ground lessor (the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default including the time necessary to obtain possession if possession is necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to and shall not terminate this Lease on account of Landlord's default.

             23. DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 20 above.

         24. INSURANCE.

        At all times during the Term of this Lease, Tenant shall, at its sole cost and expense, maintain in full force and effect insurance protecting Tenant and Landlord and Landlord's beneficiaries and their respective agents and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times satisfactory to Landlord, but initially as follows:

                       (i) Comprehensive General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Two Million Dollars ($2,000,000), and (d) Landlord and Landlord's building manager named as additional insureds.

                       (ii) Insurance against "all risks" (including sprinkler leakage, if applicable) for the fall replacement cost of all additions, improvements and alterations to the Premises and of all office equipment, furniture, trade fixtures, merchandise and all other items of Tenant's property on the Premises. Tenant agrees to have such insurance policies endorsed to provide for a waiver of subrogation against Landlord by the insurance carrier.

             Tenant shall, prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord with certificates evidencing that all required insurance is in force and providing that such insurance may not be canceled or changed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days' prior notice shall be provided).

         25. NONWAIVER. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the item and in the manner specifically stated. Without limiting the provisions of Paragraph B of
Section 7 above, it is agreed that no receipt of monies by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due and the payment of said monies shall not waive or affect said notice, suit or judgment.

         26. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon written request by Landlord or the holder of any Mortgage or any ground lessor, Tenant, or any permitted assignee, subtenant or other occupant of the Premises claiming by, through or under Tenant ("Tenant-successor"), will deliver to Landlord or to the holder of any Mortgage or ground lessor or contract purchaser of an interest in Landlord or in the Building within twenty (20) days after such written request shall have been served upon Tenant or Tenant-successor, a statement in writing signed by Tenant or Tenant-successor certifying, (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease, as modified, is in full force and effect and identifying the modifications); (b) the date upon which Tenant or Tenant-successor began paying Rent and the dates to which the Rent and other charges have been paid; (c) the date upon which the Term shall end; (d) that the Landlord is not in default under any provision of this Lease or, if in default, the nature thereof in detail; (e) that the Premises have been completed in accordance with the terms hereof and Tenant or Tenant-successor is in occupancy and paying Rent on a current basis with no rental offsets or claims; (f) that there has been no prepayment of Rent other than that provided for in the Lease;
(g) the amount of any security deposit made by Tenant or Tenant-successor; (h) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and
(i) such other matters as may be required by the Landlord, holder of a Mortgage, ground lessor or contract purchaser. In the event Tenant fails to provide such written statement within twenty (20) days after demand in writing, Tenant shall be considered in default under this Lease.

         27. INTENTIONALLY OMITTED.

         28. REAL ESTATE BROKERS. Landlord and Tenant represent to each other that they have directly dealt with and only with OREE Management Inc. and Dean Topping & Company (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker in connection with this Lease and each party agrees to indemnify and hold the other harmless from all damages, liability and expense (including attorneys' fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation of this Lease.

         29. NOTICES. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been given if a copy thereof has been personally delivered to Tenant or Tenant's agent (including without limitation, delivery by messenger or courier, with evidence of receipt) or mailed by United States registered or certified mail, return receipt requested, addressed to Tenant at the address of the Premises after Tenant's occupancy of the Premises and at the following address if Tenant has not taken occupancy of the Premises:______________________. Any notices or demands from Landlord to Tenant may be signed by Landlord, its beneficiaries, the managing agent for the Building or any agent of any of them. Any notices or demands from Tenant to Landlord shall be deemed to have been given if a copy thereof has been personally delivered to Landlord or the managing agent of the Building (including without limitation delivery by messenger or courier, with evidence of receipt) or mailed by United States registered or certified mail, return receipt requested, to Landlord in care of OREE Management Inc., 100 North Riverside Plaza, Chicago, Illinois 60606. Landlord, its beneficiaries, or the managing agent of the Building may, upon notice to Tenant, change either the address for, or the party who shall receive, notices or demands from Tenant to Landlord on Landlord's behalf. All notices to or demands upon Landlord or Tenant mailed by registered or certified mail, return receipt requested, shall be deemed served at the time the same were posted.

         30. MISCELLANEOUS.

             A. Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of Section 15.

             B. Amendments. All of the agreements of Landlord and Tenant with respect to the Premises are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by both parties.

             C. Execution and Delivery. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord's beneficiary shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for twenty (20) days after such delivery.

             D. Tenant. The word "Tenant" whenever used herein shall be construed to mean Tenant or any one or more of them in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships, or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, the liability of each shall be joint and several.

             E. Riders. Clauses, plats, and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are part hereof and in the event of variation or discrepancy the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

             F. Headings. The headings of Sections and Paragraphs are for convenience only and do not limit, expand or construe the contents of the Sections.

             G. Time of Essence. Time is of the essence of this Lease and of each and all provisions thereof.

             H. Severability. The invalidity of any provisions of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

             I. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord, its agents and Tenant.

             J. Recording. The parties hereto agree this Lease shall not be recorded and any action in violation of the terms of this Paragraph J will constitute a default under this Lease.

             K. No Joint Venturer. Nothing herein and no action or inaction whatsoever on the part of Landlord, shall be deemed to make Landlord a partner or joint venturer with Tenant.

             L. Application of Payments. Landlord shall have the right to determine the priority of application of Tenant payments to outstanding obligations of Tenant.

             M. Governing Law. This Lease has been negotiated, executed and delivered in the State of Illinois, and the parties agree that the rights and obligations of the parties under this Lease shall be governed by and construed in accordance with the laws of the State of Illinois, without reference of Illinois choice-of-law precedent.

             N. Lease Tax. Tenant agrees, as and when required by Landlord, to pay to Landlord all amounts due, if any, pursuant to any tax on this Lease imposed by the City of Chicago or other federal, state or local governing body.

         31. DELIVERY OF POSSESSION. If the Landlord shall be unable to give possession of the Premises on the date of the commencement of the Term for any reason, Landlord shall not be subject to any liability for failure to give possession. Under such circumstances the Rent reserved and covenanted to be paid herein shall not commence until the Premises are available for occupancy, and no such failure to give possession on the date of commencement of the Term shall affect the validity of this Lease or the obligations of the Tenant hereunder, nor shall the same be construed to extend the Term.

         32. LANDLORD. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Building and the Land so that in the event of any assignment, conveyance or sale, once or successively, of said Land and Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such conveyance, sale or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such conveyance, assignment or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

         33. TITLE AND COVENANT AGAINST LIENS. The Landlord's title is and always shall be paramount to the title to the Tenant and nothing in this Lease contained shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Property, the Building, or the Premises or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens created, caused or permitted by Tenant so attach and Tenant fails to pay and remove same within ten (10) business days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the Default Rate for amounts owed Landlord by Tenant shall be deemed to be Additional Rent due and payable by Tenant at once without notice or demand.

         34. SECURITY DEPOSIT.

             A. Tenant shall deposit with Landlord on the date of this Lease security for the performance of all of its obligation initially in the amount of $52,000 and in the form described below. If Tenant defaults under this Lease, Landlord may use any part of the security deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the security deposit is used, Tenant shall within five (5) days after written demand from Landlord reinstate the Letter of Credit (as defined below) or restore the deposit, as the case may be, to the full amount Tenant is then obligated to maintain as the security deposit. When the security deposit is not in the form of a Letter of Credit, Landlord may keep the security deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining security deposit or Letter of Credit to Tenant within a reasonable time period not to exceed forty-five (45) days. The security deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

               B. The Security Deposit shall initially be in the form of an unconditional and irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall (a) be in the amount of $52,000 during the period of the Commencement Date through and including April 30, 1999, and after April 30, 1999 through the end of the Lease Term, the security deposit shall be in the amount of $11,380.69 and be in the form of either a Letter of Credit or cash, (b) be in form and substance reasonably satisfactory to Landlord, (c) name Landlord as its beneficiary, (d) expressly allow Landlord to draw upon it at any time or from time to time by delivering to the issuer written notice that Landlord is entitled to draw thereunder, (e) be drawn on an FDIC-insured financial institution satisfactory to Landlord, and (f) be freely assignable by Landlord to any successor to Landlord's interest in the Property. If Landlord is not provided with either a substitute Letter of Credit complying with all of the requirements hereof or with an amendment to the existing Letter of Credit extending the expiration thereof at least ten (10) days before the stated expiration date thereof, then Landlord shall have the right to draw under such Letter of Credit then held by Landlord and hold such funds as a security deposit in accordance with the terms of this Section 34 until such time as Tenant delivers Landlord a substitute Letter of Credit. If Landlord transfers its interest in the Property or this Lease, Landlord may transfer the security deposit to its transferee if the security deposit is in cash or Tenant will cause either the issuance of a new Letter of Credit for the benefit of the transferee or the existing Letter of Credit to be amended to reflect issuance in favor of the new beneficial transferee. Upon such transfer, Landlord shall have no further obligation to return the security deposit to Tenant, and Tenant's right to the return of the security deposit shall apply solely against Landlord's transferee.

         35. EXCULPATORY PROVISIONS. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Property and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), the Tenant shall look solely to the interest of Landlord in the Building and Property.




                            [signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed on the day and year first above written.




                                        LANDLORD:

                                        ONE HUNDRED NORTH RIVERSIDE, INC.,
                                        a Delaware corporation



ATTEST: /s/ JAY RAGHAVAN                By: /s/ Signature Illegible

                                            Name: JAY RAGHAVAN
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------

By:
   ------------------------------
    Name:
         ------------------------
    Title:
          -----------------------
                                        TENANT:

                                        UNIVERSAL, ACCESS, INC.,
                                        an Illinois corporation

ATTEST: /s/ PATRICK C. SHUTT            By: /s/ Signature Illegible

                                            Name: Patrick C. Shutt
                                                 -------------------------------

                                            Title: President & CEO
                                                  ------------------------------

By: /s/ JOHN DRUMMOND

    Name: John Drummond
         -------------------

    Title: Board Member
          ------------------

                                    EXHIBIT A

                                Preliminary Plan

                                    EXHIBIT B

                                Legal Description


PARCEL 1 (THE FEE PARCEL):

ALL OF WEST WATER STREET LYING SOUTH OF THE SOUTH LINE OF RANDOLPH STREET, LYING NORTH OF THE NORTH LINE OF WASHINGTON STREET, LYING WEST OF AND ADJOINING WHARFING LOTS 1 TO 5, BOTH INCLUSIVE, IN BLOCK "0" IN ORIGINAL TOWN OF CHICAGO IN THE SOUTH PART OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN AND LYING EAST OF A DIRECT LINE DRAWN FROM A POINT ON THE SOUTH LINE OF LOT 9 IN BLOCK 44 IN ORIGINAL TOWN OF CHICAGO, 41.87 FEET EAST OF THE SOUTH WEST CORNER OF SAID LOT 9, TO A POINT ON THE NORTH LINE OF LOT 1 IN SAID BLOCK 44, 85.70 FEET EAST OF THE NORTH WEST CORNER OF SAID LOT 1, AS SHOWN AND LOCATED ON THE PLAT RECORDED AUGUST 18, 1855, AS DOCUMENT NUMBER 62008 IN COOK COUNTY, ILLINOIS.


PARCEL 2 (THE GROUND LEASE PARCEL):

THAT PART OF LOTS 1, 4, 5, 8 AND 9 LYING WEST OF A DIRECT LINE DRAWN FROM THE POINT OF INTERSECTION OF THE WEST LINE OF WEST WATER STREET AND THE SOUTH LINE OF SAID LOT 9, BEING A POINT ON THE SOUTH LINE OF LOT 9 APPROXIMATELY 41.87 FEET EAST OF THE SOUTH WEST CORNER OF LOT 9, TO THE POINT OF INTERSECTION OF THE WEST LINE OF WEST WATER STREET AND THE NORTH LINE OF LOT 1, BEING APPROXIMATELY 85.70 FEET EAST OF THE NORTH WEST CORNER OF LOT 1 IN BLOCK 44 IN ORIGINAL TOWN OF CHICAGO IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE MAP OF THE TOWN OF CHICAGO BY JAMES THOMPSON DATED AUGUST 4, 1830 AND FILED FOR RECORD MAY 29, 1837 AND RECORDED JULY 6, 1837 IN BOOK H OF MAPS, PAGE 298 AS DOCUMENT 5060 IN COOK COUNTY, ILLINOIS.


Common Address:   100 North Riverside Plaza
                  Chicago, Illinois 60606

                                    EXHIBIT C

                            100 NORTH RIVERSIDE PLAZA

                             CLEANING SPECIFICATIONS

Nightly (between the hours of 5:00 P.M. and 6:00 A.M., Monday through Friday, Union Holidays excepted):

*Dust and wipe elevator door, walls, metal work and saddles in elevator cab.

*Empty and clean all waste receptacles, ash trays and sand urns.

*Wash, clean and disinfect all water fountains and water coolers.

*Hand dust office furniture tops.

*Remove all rubbish and trash to a designated area.

*Spot vacuum as necessary.

*Dust mop all uncarpeted areas, using treated mops and damp mop as necessary to remove any stains and spills.

*Damp mop floors in entrance foyers, public corridors, if applicable, and other heavily trafficked areas.

*Dust and rub down mail chutes, mail depository, etc.

*Wet sponge wipe table tops in employee lounge, including cleaning of any spills, if applicable.

*During nightly tour, extinguish lights, lock doors and report any malfunctions.

*Keep locker, storage and slop sink rooms in a clean and orderly condition.

*Maintain front elevator lobbies, cabs and vacuum elevator door tracks.

*Clean all wash and rest rooms.

        a. All cleaning will be performed with approved germicidal detergents at disinfectant strengths.

        b. All toilets and urinals will be cleaned on all surfaces nightly; acid bowl cleaner to be used in the interior.

        c. All wash basins, shelves, dispensers and all other washroom fixtures will be cleaned nightly.

        d. All mirrors will be cleaned and polished nightly.

        e. All chrome and other bright work including exposed plumbing, toilet seat hinges, etc. will be cleaned and polished nightly.

        f. All partitions and tiled walls to be spot cleaned nightly and thoroughly cleaned weekly.

        g. All waste receptacles are to be emptied and cleaned nightly.

        h. All lavatory floors will be swept and mopped with a germicidal detergent solution nightly.

        i. All lavatory floors will be machine scrubbed once every three months.

        j. Washroom supplies will be replenished nightly.

        k. Washroom supplies in common area washrooms to be furnished by Landlord.

Weekly:

*Vacuum all rugs and carpeting, moving light furniture other than desks, file cabinets, etc. (separate sections each night so that each carpeted area is thoroughly vacuumed at least once weekly).

*Damp wipe waste receptacles, ash trays and sand urns as necessary.

*Damp mop all uncarpeted areas and/or spray buff for heavy scuffs.

*Spot clean carpet.

*Remove all finger marks and smudges from doors, partitions, woodwork, window ledges and window mullions.

*Wash all directory board, display, entry door and side light glass, as necessary.

*Damp wipe tops of desks, file cabinets.

Monthly:

*All uncarpeted floor areas to be washed.

*Shampoo all elevator carpeting.

Quarterly:

        High Dusting

        a. Dust in place all pictures, frames, charts, graphs and similar wall hangings.

        b. Dust clean all vertical surfaces, such as walls, partitions, doors, books and other surfaces not reached in nightly cleaning.

        c. Sweep or dust mop stairwell landings and heads.

*Dust clean all exposed pipes, air-conditioning louvers, ducts and other areas not reached in nightly cleaning.

*Dust clean all lighting fixtures.

*All lavatory floors will be machine scrubbed.

Tri-Annually:

*All tile floor areas to be scrubbed, waxed (using buffable and non-slip type floor finish) and buffed.

Annually:

*Shampoo all rugs and carpeting in common areas.

As Required:

*Remove snow and ice from sidewalks serving the property.

*Spot clean glass partitions and doors.

*Wash windows inside and out (not to exceed two times per year).

*Dust vinyl base.

*Clean mechanical louvers (not to exceed two times per year).

                                    EXHIBIT D

                                   WORK LETTER


         One Hundred North Riverside, Inc. (the "Landlord") and Universal Access, Inc. (the "Tenant") are executing simultaneously herewith a lease (the "Lease") leasing certain office space (the "Premises") more particularly described in the Lease. In connection with the execution of that Lease, the parties have further agreed as follows:

         1. Preliminary Plans. Landlord has prepared a plan of the Premises depicting the construction work which is to be performed in order to prepare the Premises for Tenant's use and occupancy (the "Preliminary Plan") which is attached to the Lease as Exhibit A, which has been approved and initiated by Landlord and Tenant. All construction work depicted on the Preliminary Plans shall be performed for Tenant by Landlord ("Landlord's Work"). Landlord and Tenant agree that the cost of constructing and installing Landlord's Work shall be paid by Landlord up to the amount of Landlord's Contribution (as defined below) and any excess shall be paid for by Tenant.

         2. Working Drawings. Landlord shall cause to be prepared the final architectural, mechanical (including heating, ventilating and air-conditioning), electrical, plumbing, structural plans and specifications ("Working Drawings") necessary to complete the work depicted on the Preliminary Plans.

        Landlord shall submit the finished Working Drawings to Tenant. If within five (5) business days after receipt from Landlord Tenant fails to initial, and, if Tenant has any corrections thereon, to make such corrections on the Working Drawings, and return said Working Drawings, the Working Drawings shall be deemed approved by Tenant, and Landlord, in its sole discretion, may proceed to complete the work in accordance with the Working Drawings.

         3. Extra Work. From time to time, Tenant may request Landlord to do additional work not depicted on the Preliminary Plans ("Extra Work") provided that said Extra Work, in Landlord's sole judgment, (i) shall not delay completion of the Premises and the commencement of the Term of the Lease; (ii) shall be practicable and consistent with existing physical conditions in the Building and with the plans for the Building; (iii) shall not impair Landlord's ability to perform any of Landlord's obligations hereunder or under the Lease or any other lease of space in the Building; and (iv) shall not affect any portion of the Building other than the Premises.

               a. In the event Tenant requests Landlord to perform Extra Work and if Landlord accedes to such request, then and in that event, prior to commencing such Extra Work, Landlord shall submit to Tenant a written estimate ("Estimate") for said Extra Work to be performed. Within five
        (5) days after Landlord's submission of the Estimate, Tenant shall, in writing, either accept or reject the Estimate. Tenant's failure either to accept or reject the Estimate within said five (5) business day period shall be deemed a rejection thereof and Landlord shall proceed with the work depicted on the Preliminary Plans as if no request for Extra Work had been made.

               b. In the event Landlord performs Extra Work hereunder, the cost of such Extra Work shall be paid by Tenant to Landlord within five (5) days of demand therefor.

         4. Landlord's Contribution. Landlord shall contribute an amount not to exceed the product obtained by multiplying $7.00 by the number of rentable square feet comprising the Premises (which equates to $43,953: 6,279 rentable square feet x $7) (the "Landlord's Contribution") to be applied toward the costs incurred by Tenant in connection with the Landlord's Work. If the costs incurred by Landlord in connection with the Landlord's Work exceed the Landlord's Contribution, Tenant shall pay all of such excess costs.

         5. Punch List. When Landlord is of the opinion that the Work described in this Work Letter is complete, then the Landlord shall notify the Tenant of the date of substantial completion of the Work. Tenant agrees that following such notification Tenant will inspect the Premises at a mutually agreeable date and furnish to Landlord a written statement that the Premises have been substantially completed in accordance with this Work Letter. Tenant shall also execute Landlord's form of inspection report listing any items which Landlord and Tenant agree are not yet completed (the "Punch List"). If Tenant or Tenant's duly authorized representative does not appear for inspection on the date designated by Landlord, Tenant shall be deemed to have accepted the Premises as substantially completed, and Landlord or its representative may, but shall not be obligated to, execute the Punch List on behalf of both Landlord and Tenant. At the request of the Landlord, from time to time thereafter, the Tenant shall, upon completion of items previously listed on a Punch List, promptly furnish to the Landlord a revised Punch List acknowledging completion of said item. Provided Punch List items would not materially impair the Tenant's use or occupancy of the Premises, then, in such event, the Tenant shall accept possession of the Premises. The date which is the earlier of either (i) the date upon which the Tenant accepts possession of the Premises, or (ii) the date upon which the Premises are complete and ready for occupancy is referred to herein as the "Completion Date". The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. The determination of Landlord's architect or the interior space planner for the Building shall be final and conclusive as to whether the Premises are complete and ready for occupancy. Under no circumstances shall the occurrence of any of the events described in this paragraph be deemed to accelerate or defer the expiration date of the Term.

         6. Possession. The Tenant will take possession of the Premises as of and on the Completion Date. Landlord has not agreed or represented that the Premises will be substantially ready for occupancy on the date specified in
Section 2 of the Lease for the commencement of the Term. If, for any reason whatsoever, the Premises are not complete or ready for occupancy on said date, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord because of any such delay; provided, however, that all Rent due hereunder shall abate on a per diem basis until the Completion Date. Notwithstanding the foregoing, if the Premises are not complete or ready for occupancy due to any special equipment, fixtures or materials, changes, alterations or additions or Extra Work requested by Tenant or any delay of Tenant in complying with the terms and Submission Date as set forth in this Work Letter, the payment of Rent shall not be affected or deferred on account thereof. All of the covenants and conditions of this Lease, including the obligation to pay Rent, shall be binding upon the Tenant in respect to such occupancy as if the first day of the Term had been the date when Tenant began such occupancy.

         7. Landlord's Entry After Substantial Completion. At any time after the Completion Date, Landlord may enter the Premises to complete the Punch List items and such entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents.

         8. Delays. Notwithstanding the date provided in the Lease for commencement of the Term, Tenant's obligation to pay Rent under the Lease shall not commence until the Completion Date; provided, however, if Landlord shall be delayed in substantially completing the Work for any reason set forth in the following subparagraphs (a) through (g) of this Paragraph 7 ("Tenant Delay"), then the commencement of the Term of the Lease and the payment of Rent thereunder shall not be affected or deferred on account of such delay:

               a. Tenant's failure to furnish information required for the preparation of the Working Drawings as and when required hereby; or

               b. Tenant's failure to accept or reject the Estimate for Extra Work within the time prescribed in this Work Letter; or

               c. Tenant's request for materials, finishes or installations other than Building Standard; or

               d. Tenant's failure to pay for any portion of the Work as and when payable by Tenant hereunder; or

               e. Tenant's change in the Work, the Preliminary Plans, the Working Drawings, or the Extra Work after initial approval by Landlord (notwithstanding Landlord's further approval of any such changes); or

               f. Any other act, omission or delay by Tenant, its agents, contractors or persons employed by any of such persons; or

               g. Tenant's failure to comply with the terms of others
        Workletter.

                                    EXHIBIT E

                              RULES AND REGULATIONS

                            100 NORTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS


        1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by the Tenant. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right of control and prevent access thereto of all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. The Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.

        2. The sashes, sash doors, windows, glass lights and any lights or skylights that reflect or admit light into multi-tenant halls or other common areas of the building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage, resulting from the violation of this rule, shall be banned by the Tenant who, or whose clerk, agents, servants or visitors shall have caused it.

        3. If the Landlord, by a notice in writing to the Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by the Tenant. No awnings shall be permitted on any part of the Premises.

        4. No safes or other objects heavier than the lift capacity of the freight elevators of the building shall be brought into or installed on the Premises. The Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to the Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by the Landlord.

        5. The Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrators, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds (except seeing-eye dogs) be kept in or about the Building.

        6. Tenant shall not use or permit to be brought into or kept in the Premises or on the Property any inflammable oils or fluids, or any explosive or other articles deemed hazardous to person or property; or do or permit to be done any act or thing which will invalidate or be in conflict with fire or other insurance policies covering the Property or its operation, or the Premises, or part of either; or do or permit to be done anything in or upon the Premises, which shall not comply with all rules, orders, regulations or requirements of the Illinois Inspection and Rating Bureau, the Fire Insurance Rating Organization, the Board of Fire

Underwriters, or any similar organization (and Tenant shall at all times comply with all such rules, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances or contents. If by reason of the failure of Tenant to comply with the provisions of this paragraph, including, but not limited to, the mere use to which Tenant shall put the Premises, any insurance coverage is jeopardized or insurance premiums are at any time increased above what they otherwise would be, Landlord shall have the option, in addition to its other rights and remedies, either to terminate this Lease or to require Tenant to make immediate payment of the increased insurance premium as Additional Rent.

        7. If the Tenant desires telephonic, telegraphic, burglar alarm, computer installations or signal service (which service shall be at Tenant's sole expense), the Landlord shall, upon request, direct electricians as to where and how all connections and wires for such service are to be introduced and run. No boring or cutting for wires or otherwise shall be made without specific directions from the Landlord.

        8. The Tenant, upon termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

        9. The Tenant shall not put down any floor covering in the Premises without the Landlord's prior approval of the manner and method of applying such floor covering.

        10. On Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the watchman of the Building in charge and has a pass or is properly identified. The Landlord shall, in no case, be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the Landlord and protection of property in the Building.

        11. The Tenant assumes full reasonable responsibility for protecting the Premises from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Premises closed. Any damage resulting from a failure to do so shall be paid by Tenant.

        12. The Tenant shall not alter any lock or install a new or additional lock or any bolt on any door, window or transom of the Premises without prior written consent of the Landlord. If the Landlord shall give its consent, the Tenant shall in each case furnish the Landlord with a key for any such lock.

        13. The Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls other than room thermostats installed for the Tenant's use. The Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows which are operable may be opened with Landlord's consent.

        14. Tenant shall not do any cooking in the Premises, except in an employee cafeteria, or engage any commercial coffee cart service.

        15. Prior to removing furniture equipment or other items from the Premises or the Building, Tenant must submit a written list of such items to Landlord and obtain a removal permit thereof from the building manager authorizing Building employees to permit such articles to be removed.

        16. Tenant shall not paint, display, inscribe or affix any sign, trademark, picture, advertising, notice, lettering or direction on any part of the outside or inside of the Building, or on the Premises, except on the public hallway doors of the Premises, and then only such name or names or matter and of such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove any other matter without notice to Tenant at the cost and expense of Tenant.

        17. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or "100 North Riverside Plaza", or any other name by which the Building may from time to time be known, on any letterhead, envelope, circular, notice, advertisement, container or wrapping material, without the prior written consent of Landlord.

        18. Tenant shall not place any radio or television antenna aerial wires or other equipment on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises; operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, operate any electrical device which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

        19. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

        20. Tenant shall not do any painting or decorating in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.






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

                                   SCHEDULE I


New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays observed customarily in comparable first class office buildings in the City of Chicago with major service industry tenants, such as accounting firms and law firms.








































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